EX-99.906CERT

EXHIBIT 19 (b)

RULE 30a-2(b) CERTIFICATIONS

In connection with the Report of Cohen & Steers International Realty Fund, Inc. (the “Company”) on Form N-CSR as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Giallanza, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Giallanza
James Giallanza
Principal Executive Officer
(President and Chief Executive Officer)
Date: September 3, 2026

EXHIBIT 19 (b)

RULE 30a-2(b) CERTIFICATIONS

In connection with the Report of Cohen & Steers International Realty Fund, Inc. (the “Company”) on Form N-CSR as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Albert Laskaj, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Albert Laskaj
Albert Laskaj
Principal Financial Officer
(Chief Financial Officer)
Date: September 3, 2026